Certification of Chief Executive Officer

and Chief Financial and Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Atacama Resources International, Inc., (the “Company”) on Form 10-Q for the period ended March 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Glenn Grant, Chief Executive Officer and Chief Financial and Accounting Officer of the Company, certify, to my knowledge that:

(i)  the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Atacama Resources International, Inc.

/s/: Glenn Grant

Glenn Grant

Chief Executive Officer

Chief Financial Officer

Chief Accounting Officer

May 20, 2015